            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

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                                      GIVE THE
           FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                                      NUMBER OF --
=========================================================
                                      GIVE THE EMPLOYER
           FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                      NUMBER OF --
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  1. An individual's account          The individual
  2. Two or more individuals (joint   The actual owner of
     account)                         the account or, if
                                      combined funds, any
                                      one of the
                                      individuals(1)
  3. Husband and wife (joint          The actual owner of
     account)                         the account or, if
                                      joint funds, either
                                      person(1)
  4. Custodian account of a minor     The minor(2)
     (Uniform Gift to Minors Act)
  5. Adult and minor (joint account)  The adult or, if
                                      the minor is the
                                      only contributor,
                                      the minor(1)
  6. Account in the name of guardian  The ward, minor, or
     or committee for a designated    incompetent
     ward, minor, or incompetent      person(3)
     person
  7. a. The usual revocable savings   The grantor-
        trust account (grantor is     trustee(1)
        also trustee)
     b. So-called trust account that  The actual
        is not a legal or valid       owner.(1)
        trust under State law
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  8. Sole proprietorship account      The owner(4)
  9. A valid trust, estate, or        Legal entity (Do
     pension trust                    not furnish the
                                      identifying number
                                      of the personal
                                      representative or
                                      trustee unless the
                                      legal entity itself
                                      is not designated
                                      in the account
                                      title.)(5)
 10. Corporate account                The corporation
 11. Religious, charitable, or        The organization
     educational organization
     account
 12. Partnership account held in the  The partnership
     name of the business
 13. Association, club, or other tax  The organization
     exempt organization
 14. A broker or registered nominee   The broker or
                                      nominee
 15. Account with the Department of   The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district, or prison) that
     receives agricultural program
     payments
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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. You may also enter your business or "doing business as" name. Furnish the owner's social security number or the employer identification number of the sole proprietorship.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEE EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
  - A corporation.
  - A financial institution.
  - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
  - The United States, or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  - A foreign government, a political subdivision, agency or instrumentality thereof.
  - An international organization or any agency, or instrumentality thereof.
  - A registered dealer is securities or commodities registered in the U.S. or a possession of the U.S.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a).
  - An entity registered at all time under the Investment Company Act of 1940.
  - A foreign central bank of issue.
Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
  - Payments or patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals.
NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt interest dividends under section 852).
  - Payments described in section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee.
Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

  Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE

Unless otherwise noted herein, all references to section numbers or to regulations are references to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.